UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 24, 2013
THE WENDY’S COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dave Thomas Blvd., Dublin, Ohio		43017
(Address of principal executive offices)		(Zip Code)
(614) 764-3100
(Registrant’s telephone number, including area code)
 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGIATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On September 24, 2013, Wendy’s International, Inc. (the “Borrower”), a wholly-owned subsidiary of The Wendy’s Company (the “Company”), entered into Amendment No. 1 (“Amendment No. 1”) to the Borrower’s existing Amended and Restated Credit Agreement, dated as of May 16, 2013 (the “Existing Credit Agreement”, and as amended by Amendment No. 1, the “Amended Credit Agreement”), among the Borrower, Bank of America, N.A., as administrative agent, L/C issuer and swing line lender, and other lenders from time to time party thereto, to (i) enable the Borrower to borrow additional Term A Loans (the “Incremental Term Loans”) in an aggregate principal amount of up to $225 million and (ii) modify certain terms under the Existing Credit Agreement.

On October 24, 2013 , the Borrower borrowed $225 million of Incremental Term Loans under the Amended Credit Agreement. The proceeds of the borrowings were used, together with cash on hand, to finance the redemption of the Borrower’s outstanding $225 million aggregate principal amount of 6.20% Senior Notes due 2014 on October 24, 2013.

The Company previously described Amendment No. 1 in its Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on September 24, 2013, and such description is incorporated herein by reference. Such description is qualified in its entirety by reference to Amendment No. 1, which was filed as Exhibit 10.1 to the September 24, 2013 Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY
(Registrant)
Date: October 24, 2013	By:/s/ Dana Klein
Dana Klein
Senior Vice President - Corporate and Securities Counsel, and
Assistant Secretary